EXHIBIT 10.17

FIRST AMENDMENT TO THE TERMINATION AGREEMENT BETWEEN
MOBILEPRO CORPORATION AND ARNE DUNHEM DATED NOVEMBER 26, 2003

This First Amendment to the Termination Agreement (defined below) between Mobilepro Corporation and Arne Dunhem (this “Amendment”) is entered into this 30th day of December, 2003, by and between Arne Dunhem (“Dunhem”), on the one hand, and Mobilepro Corp. (the “Company”), on the other hand. The parties hereto represent as follows:

     WHEREAS, the Company and Dunhem are party to a termination agreement between the Company and Dunhem dated November 26, 2003 (the “Termination Agreement”) pursuant to which the Company agreed to pay a 5% success fee to Dunhem for the first $1,000,000 of funding obtained from Cornell Capital following the execution of the Termination Agreement, which fee was to be paid within 14 days after the Company received such funds; and

     WHEREAS, the Company received $1,000,000 from Cornell Capital for which Dunhem is eligible to receive $50,000; and

     WHEREAS Dunhem has agreed to forego the $50,000 success fee in recognition of the Company’s cash flow constraints and other considerations and has instead agreed to reduce the success fee to $36,000 to be paid in equal amounts over a six month period.

     NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.	Dunhem waives the right to receive $50,000 as a success fee in connection with the $1,000,000 funding by Cornell Capital in December 2003 and agrees to accept a reduced success fee of $36,000 to be paid as follows: $6,000 per month on each of January 1, 2004, February 1, 2004, March 1, 2004, April 1, 2004, May 1, 2004 and June 1, 2004. All payments by the Company to Dunhem will be made payable to Ariel, LLC.

2.	Except as amended hereby, the Agreement shall continue in full force and effect.

3.	This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which , take together, shall be deemed one and the same documents.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first set forth above.

MOBILEPRO CORP.

By: Daniel Lozinsky
Title: Secretary and Director

WE HAVE READ THE FOREGOING AND FULLY UNDERSTAND ITS TERMS AND ACCEPT THESE TERMS. WE ARE SIGNING THIS AGREEMENT FREELY AND VOLUNTARILY, HAVING BEEN GIVEN A FULL AND FAIR OPPORTUNITY TO CONSIDER IT AND CONSULT WITH ADVISORS OF OUR CHOICE.

AGREED AND ACCEPTED:

Arne Dunhem